EXHIBIT 10.26

SHORT FORM DEED OF TRUST AND ASSIGNMENT OF RENTS

THIS DEED OF TRUST, made this November 17 2014, between Heavenstone Corp. which will do business in California as Heavenstone Ranch Corp., a Nevada corporation, herein called TRUSTOR, whose address is 18250 Colima Road, #204A, Rowland Heights, CA 91748 and Fidelity National Title Insurance Company, a corporation, herein call TRUSTEE, and the Jaime Sirebrenik and Irene Sirebrenik Trustees of the Jaime and Irene Sirebrenik Trust dated October 22,1996, as to an undivided 45.000% interest; Gerhard Schwarzblatt as Trustee of the Schwarzblatt Multigenerational Trust as to an undivided 16.667% interest; Jaime Sirebrenik Trustee of the Sirebrenik Multigenerational Trust dated October 22,1996 as to an undivided 5.000% interest; and Gerhard Schwarzblatt Trustee of the Joyce and Daniel Schwarzblatt Trust, as to an undivided 33.333% interest collectively called BENEFICIARY.

Witnesseth: That Trustor IRREVOCABLY GRANTS, TRANSFERS AND ASSIGNS to TRUSTEE IN TRUST, WITH POWER SALE, that property in the City of Temecula, Riverside County, California, described on Exhibit "A" hereto.

For the Purpose of Securing: 1. Performance of each agreement of Trustor incorporated by reference or contained herein. 2. Payment of the indebtedness evidenced by one promissory note of even date herewith, and any extension or renewal thereof, in the principal sum of $750,000.00 executed by Trustor in favor of Beneficiary or order. 3. Payment of such further sums as the then record owner of said property hereafter may borrow from Beneficiary, when evidenced by another note (or notes) reciting it is so secured.

To Protect the Security of This Deed of Trust, Trustor Agrees: By the execution and delivery of this Deed of Trust and the note secured hereby, the provisions (1) to (14), inclusive, of the fictitious deed of trust recorded in RIVERSIDE County, on October 23, 1961, in book 3005 page 523 of Official Records in the office of the county recorder of RIVERSIDE County, hereby are adopted and incorporated herein and made a part hereof as fully as though set forth herein at length; that he will observe and perform said provisions; and that the references to property, obligations, and parties in said provisions shall be construed to refer to the property, obligations, and parties set forth in this Deed of Trust.

Due on Sale Provision. If the property described in this Deed of Trust ("Property") is sold, transferred or conveyed in whole or in part, whether voluntarily or involuntarily, or by operation of law, including but not limited to a deed, contract of sale, or any other instrument of conveyance without the prior written consent of Beneficiary, then the then unpaid principal balance (together with interest thereon) shall be immediately due and payable.

The undersigned Trustor request that a copy of any Notice of Default and any Notice of Sale hereunder be mailed to it at its address hereinbefore set forth.

TRUSTOR:

Heavenstone Corp.
which will do business in California
as Heavenstone Ranch Corp.
a Nevada corporation

By: ______________________
Liu Xin, President